Exhibit 99.1

Pamrapo Bancorp, Inc.’s Special Meeting of Stockholders

Will Not Take Place on December 22, 2009

New Meeting Date is February 11, 2010

BAYONNE, NJ—(MARKET WIRE)—December 21, 2009— Pamrapo Bancorp, Inc. (NASDAQ: PBCI) announced that the stockholder meeting to vote on the adoption of Pamrapo’s merger agreement with BCB Bancorp, Inc. will not take place on Tuesday, December 22, 2009, as planned. The special meeting will now be held on February 11, 2010.

On December 21, 2009, the Superior Court of New Jersey, Appellate Division denied Pamrapo’s requested relief with respect to the Order of the Superior Court of New Jersey, Hudson County, Chancery Division entered on December 16, 2009. Therefore, there will be no special meeting on December 22, 2009, and stockholders should plan accordingly. Pamrapo will be sending out further information to the stockholders regarding the new date and time of the special meeting shortly.

Pamrapo is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates ten branch offices in Bayonne, Hoboken, Jersey City and Monroe, New Jersey.

Forward-Looking Statements

This press release contains certain forward-looking statements. These statements speak only as of the date they are made. The company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Pamrapo and BCB, increased competitive pressures, the outcome of the stockholder litigation, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Pamrapo is engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Pamrapo files with the Securities and Exchange Commission (the “SEC”).

Additional Information about the Merger and Where to Find It

Pamrapo and BCB filed with the SEC a joint proxy statement/prospectus regarding the proposed merger on November 12, 2009. STOCKHOLDERS OF PAMRAPO AND BCB ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The joint proxy statement/prospectus was mailed to stockholders of Pamrapo and BCB. Stockholders may also obtain the joint proxy statement/prospectus and other documents that are filed by Pamrapo and BCB with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed by the companies with the SEC by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by BCB, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo.

Pamrapo and BCB, and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding Pamrapo and BCB’s directors and executive officers and their interests is set forth in the joint proxy statement/prospectus.

Read the joint proxy statement/prospectus carefully before making a decision concerning the merger.

For further information contact:

Kenneth D. Walter

Vice President, Treasurer and Chief Financial Officer,

and Interim President and Chief Executive Officer

Pamrapo Bancorp, Inc.

(201) 339-4600